FOR VALUE RECEIVED, Naked Brand Group Inc., a Nevada corporation (the “Borrower), promises to pay to Alan Aaron or its Assignees (the “Lender”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein. This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Lender (the “Effective Date”).

The Principal Sum is $150,000 (one hundred and fifty thousand) plus accrued and unpaid interest and any other fees. The consideration is $150,000 (one hundred and fifty thousand) payable by wire which shall be paid by the Lender upon closing of this Note. The Maturity Date is 4 months from the Effective Date of receipt of payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable. Interest will be a one-time charge of 15% or $22,500.

1. Repayment. The Borrower may repay this Note at any time on or before the date of Maturity without penalty. Payments are due as outlined in the Payment Schedule (Exhibit A) during the term of the Note in the amount of $21,562.50 (each a “Regular Repayment”).

2. Additional Consideration. As additional consideration for entering into the Note, the Borrower will issue 100,000 shares of fully paid and non-assessable common stock of the Borrower to the Lender, to be delivered to the Lender within fifteen (15) days of the Effective Date.

3. Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with the SEC all shares issued in conjunction with this note. Failure to do so will result in liquidated damages of 2% of the outstanding principal balance of this Note being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note.

4. Default.  The following are events of default under this Note: (i) Borrower shall fail to pay any principal and interest payment under the Note when due and payable; or (ii) the Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (iii) the Borrower shall make a general assignment for the benefit of its creditors; or (iv) the Borrower shall file a petition for relief under any bankruptcy, insolvency, or similar law (domestic or foreign); or (v) an involuntary proceeding shall be commenced or filed against the Borrower.

5. Remedies.  In the event of default, the outstanding principal amount of this Note, liquidated damages, fees and other amounts owing in respect thereof shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount.  The Mandatory Default Amount consists of (i) the outstanding principal amount of this Note; (ii) any liquidated damages accrued and payable hereunder; (iii) unpaid interest consisting of 15% of the outstanding principal amount; (iv) reimbursement of reasonable attorneys fee and costs.  In addition, in the event of default, the Lender will be entitled to 5,000 shares of fully paid and non-assessable shares of common stock of the Borrower for each Regular Repayment that is not made when due under the terms noted above.

6 Security. The amounts due under this Note will be secured by a personal Guarantee to be entered into between the Borrower, the Guarantor and the Lender pursuant to which the Guarantor will pledge his shares in the Borrower as security for the Borrower’s obligations under this Note.

7. Assignability.  The Borrower shall not assign this Note.  This Note will be binding upon the Borrower and its successors and will accrue to the benefit of the Lender and may be assigned by the Lender to anyone of its choosing without the Borrower’s approval.

8. Governing Law.  This Note will be governed by, and enforced in accordance with the laws of the state of New York.

DATED this 3rd day of September 2013

Borrower:

/s/ Alex McAulay
Alex McAulay
Naked Brand Group Inc.
Chief Financial Officer

Date: September 3, 2013

Lender:

/s/ Alan Aaron
Alan Aaron

Date: September 3, 2013

Exhibit A

Dates will be prorated to the actual Effective Date. This schedule is prepared with the assumption that Consideration will be received on September 3, 2013.

Date	Principal	Interest	Total Payment
September 18, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
October 3, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
October 18, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
November 3, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
November 18, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
December 3, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
December 18, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
January 3, 2013	$ 18,750	$ 2,812.50	$ 21,562.50
Total payments	$ 150,000	$ 22,500	$ 172,500

Exhibit B

US DOLLAR WIRE INSTRUCTIONS

INSTRUCTIONS FOR WIRING FUNDS TO CLARK WILSON LLP

HSBC BANK USA ONE HSBC CENTER BUFFALO, NEW YORK 14203 ABA NO.: 021 001 088 SWIFT CODE: MRMDUS33 ACCOUNT NO.: 000050881

For further credit to:
HSBC BANK CANADA 885 WEST GEORGIA STREET VANCOUVER, BRITISH COLUMBIA CANADA V6C 3G1
ACCOUNT NAME: CLARK WILSON LLP U.S. TRUST ACCOUNT NO.: 491689-002 TRANSIT NO.: 10020 BANK CODE: 16 SWIFT NO.: HKBCCATT

PLEASE ALSO INSTRUCT YOUR BANKER TO QUOTE YOUR NAME, NAKED BRAND GROUP INC. AND OUR FILE NO. 29691-0001/VZH

Exhibit C

UNITED STATES ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Unites States Accredited Investor Questionnaire (this “Questionnaire”) is to assure Naked Brand Group Inc. (the “Corporation”) that Alan Aaron will meet certain requirements of Regulation D promulgated under the United States Securities Act of 1933 (the “1933 Act”).  The Corporation will rely on the information contained in this Questionnaire for the purposes of such determination.

JMJ understands and agrees that the convertible note (the “Note”) (or the common shares underlying the Note) (collectively, the “Securities”) have been or will be registered under the 1933 Act, or applicable state, provincial or foreign securities laws, and the Securities are being offered and issued to the Finder in reliance upon the exemption provided in Section 4(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act for non-public offerings. The Securities offered hereby are not transferable except in accordance with the restrictions described herein.

JMJ represents, warrants, covenants and certifies (which representations, warranties, covenants and certifications shall survive the closing of the issuance of the Note) to the Corporation (and acknowledges that the Corporation is relying thereon) that:

1.	it is not resident in British Columbia;

2.
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

3.
it is acquiring the Securities as principal for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

4.
it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

5.	the Finder satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):
___________
an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000,

___________
a “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors,

___________	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States),
___________
a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act, or

___________	an entity in which all of the equity owners satisfy the requirements of one or more of the categories of accredited investor as set out in Regulation D;

6.
it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

7.	if JMJ decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(a)	the sale is to the Corporation,

(b)
the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

(c)
the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws, or

(d)	the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and

(e)	it has prior to such sale pursuant to subsection (c) or (d) furnished to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to such effect;

8.
it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend (in addition to the legends required by Canadian securities laws) in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF NAKED BRAND GROUP INC. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO SUCH EFFECT. ”

9.
it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Questionnaire; and

10.
it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the “United States”), is a “U.S. Person” as such term is defined in Regulation S of the 1933 Act or was in the United States at the time the securities were offered or the Agreement was executed.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of ______________, 2013.

______________________________________________
Alan Aaron
Name of Authorized Signatory

______________________________________________
Signature of Authorized Signatory